UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/23/2007

Atlas Pipeline Holdings, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32953

Delaware	43-2094238
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1550 Coraopolis Heights Road
Moon Township, Pennsylvania 15108
(Address of principal executive offices, including zip code)

412-262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On October 23, 2007, the Board of Directors of the general partner of Atlas Pipeline Holdings, L.P. (the "Partnership") approved an amendment to the Partnership's Pre-Clearance Procedures Memorandum in connection with its Insider Trading Policy, which is incorporated in the Partnership's Code of Conduct. The amendment changes the blackout period in which directors, executive officers and employees of the Partnership and of the general partner of the Partnership may not trade in the Partnership's securities from one month prior to the end of the fiscal quarter or year to the 15th day of the last month of the fiscal quarter or year. The amendment also changes the pre-clearance procedures to allow for pre-clearance of the potential transaction from a person designated by the Chairman or Vice Chairman of general partner of the Partnership in the absence of the Partnership's counsel.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

14.1        Pre-Clearance Procedures Memorandum, as amended on October 23, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Holdings, L.P.

Date: October 26, 2007	By:	/s/ Lisa Washington
Lisa Washington
Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
EX-14.1	Pre-Clearance Procedures Memorandum, as amended on October 23, 2007